UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 20, 2006

AMPAL-AMERICAN ISRAEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York	0-538	13-0435685

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Arlozorov Street, Tel Aviv, Israel	62098

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code 1-866-447-8636

N/A

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

        On November 20, 2006, Ampal-American Israel Corporation (the “Company”) entered into a trust agreement with Hermatic Trust (1975) Ltd. pursuant to which the Company issued notes to institutional investors in Israel in the principal aggregate amount of NIS 250,000,000 (approximately $58 million) with an interest rate of 5.75%, which is linked to the Israeli consumer price index. The notes shall rank pari passu with the unsecured indebtedness of the Company. The notes will be repaid in five equal annual installments commencing on November 20, 2011, and the interest will be paid semi-annually. The Company received the funds on November 20, 2006. The net proceeds of the debt offering shall be used for general corporate purposes, investments or acquisitions, as the Company shall determine from time to time. The notes received a rating of A3 from Midroog Ltd., an affiliate of Moody’s Investors Service.

        The Company intends to register the notes in the Tel Aviv Stock Exchange subject to the publishing of a final prospectus approved by the Israeli Securities Authority as well as the approval of the Tel Aviv Stock Exchange for the listing of the notes (the “Listing”). Until the Listing will take place, the Company will pay an additional annual interest rate of 0.5% on the notes.

        The following terms apply to the notes:

—	Until the Listing will take place, if the rating of the notes from Midroog is reduced below A3, the interest rate per annum of the notes will increase by 0.2% increments subject to the terms and conditions set forth in the notes.
—	The Company may issue additional notes without limitation, except that until the Listing, Ampal cannot issue additional notes if such issuance would adversely affect the Midroog rating of the existing series of notes.
—	The notes will be listed for trade on the Tel Aviv Stock Exchange no sooner than 47 days after the final prospectus is approved by the Israeli Securities Authority and the Tel Aviv Stock Exchange, and during such 47 day period, the notes will not be tradable.
—	If, prior to the listing, Yosef A. Maiman ceases to directly or indirectly own the largest amount of shares of the Company (relative to the rest of the shareholders of the Company), a meeting of the noteholders will be convened to discuss whether the notes will be redeemed.

        The debt offering was made solely to certain non-U.S. institutional investors in accordance with Regulation S under the U.S. Securities Act of 1933, as amended. The notes have not been and will not be registered under the U.S. securities laws, or any state securities laws, and may not be offered or sold in the United States or to United States persons without registration unless an exemption from such registration is available. This notice does not constitute an offer to sell the notes, nor a solicitation for an offer to purchase the notes. Further, this press release shall not constitute any offer, solicitation or sale of any of the notes in any jurisdiction in which such offering sold would be unlawful.

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        A copy of the each of the Company’s press releases regarding the debt offering are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance SheetArrangement of a Registrant

(a)	The information under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release of Ampal-American Israel Corporation, dated November 5, 2006.

99.2	Press release of Ampal-American Israel Corporation, dated November 16, 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2006

AMPAL-AMERICAN ISRAEL CORPORATION By: /s/ Yoram Firon —————————————— Yoram Firon Vice President - Investments and Corporate Affairs

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EXHIBIT INDEX

99.1	Press release of Ampal-American Israel Corporation, dated November 5, 2006.

99.2	Press release of Ampal-American Israel Corporation, dated November 16, 2006.

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